Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 9, 2007, among KKR Financial Corp., a Maryland corporation (the “Corporation”), KKR Financial Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Corporation (the “LLC”), and KKR Financial Merger Corp., a Maryland corporation and wholly-owned subsidiary of the LLC (the “Merger Corp.”).

RECITALS

WHEREAS, the Corporation has adopted an overall restructuring plan (the “Conversion Transaction”) to cause the Corporation to become a subsidiary of the LLC and to undertake certain related transactions; and

WHEREAS, the Conversion Transaction contemplates, among other things, the merger of the Merger Corp. with and into the Corporation (the “Merger”), with the stockholders of the Corporation having their shares of common stock converted into the right to receive shares representing limited liability company interests in the LLC, all pursuant to this Agreement; and

WHEREAS, for federal income tax purposes it is intended that the Merger (as hereinafter defined) qualify as a tax-deferred contribution of the common stock of the Corporation to the LLC within the meaning of Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Board of Directors of the Corporation, the Board of Directors of the LLC and the Board of Directors of the Merger Corp. each has determined that the Merger is advisable and in the best interests of each such corporation or limited liability company, as the case may be, and its stockholders or members, as the case may be, and have approved the Merger on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME; EFFECTS OF MERGER

1.1   The Merger.   Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3) and in accordance with the Maryland General Corporation Law (the “MGCL”), the Merger Corp. shall be merged with and into the Corporation and the separate corporate existence of the Merger Corp. shall thereupon cease and the Corporation shall be the surviving entity of the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and the separate existence of the Corporation will continue unaffected by the Merger.

1.2   The Closing.   Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at such time, date and place as the parties may agree but in no event prior to the satisfaction or waiver, where permitted, of the conditions set forth in Section 3.1 hereof. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

1.3   Effective Time.   Subject to the terms and conditions of this Agreement, following the Closing, the parties hereto shall, at such time as they deem advisable, cause (i) articles of merger (the “Articles of Merger”) to be executed and filed with the State Department of Assessments and Taxation of

Maryland and make all other filings or recordings required by Maryland law in connection with the Merger. The Merger shall become effective upon the acceptance of the Articles of Merger for record by the State Department of Assessments and Taxation of Maryland or at such other time as the Corporation and the Merger Corp. shall agree and specify in the Articles of Merger in accordance with the MGCL (the “Effective Time”).

1.4   Effects of Merger.   The Merger shall have the effects specified in the MGCL and this Agreement.

ARTICLE II

EFFECT ON CAPITAL STOCK

2.1   Effect on Capital Stock.   At the Effective Time, by virtue of the Merger and without any further action on the part of the Corporation, the LLC or the Merger Corp. or their respective stockholders or holders of shares, as the case may be, the following shall occur:

(a)           Each share of common stock, par value $0.01 per share, of the Corporation (“Corporation Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one validly issued and fully paid share representing a limited liability company interest in the LLC (“LLC Share”).

(b)           Except as provided in Section 2.1(d), all shares of Corporation Common Stock shall no longer be outstanding and shall be canceled and retired and shall cease to exist. At the Effective Time, each certificate (“Certificate”) representing shares of Corporation Common Stock immediately prior to the Effective Time shall thereafter only represent the right to receive (i) the consideration payable in respect of such shares under Section 2.1(a), and (ii) an amount equal to any dividend or other distribution pursuant to Section 2.3(c).

(c)           Each LLC Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the LLC or the holder of such shares, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

(d)           Each share of common stock of the Merger Corp. issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate representing ownership of shares of the common stock of the Merger Corp. shall represent ownership of such shares of capital stock of the Surviving Corporation.

2.2   Amended and Restated 2004 Stock Incentive Plan.

(a)           At the Effective Time, each option granted by the Corporation to purchase shares of Corporation Common Stock (each, a “Corporation Option”) pursuant to the Amended and Restated 2004 Stock Incentive Plan which is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Corporation Common Stock and shall be converted automatically into an option to purchase LLC Shares, and the LLC shall assume each such Corporation Option (hereinafter, “Assumed Option”) subject to the terms of the Amended and Restated 2004 Stock Incentive Plan and the agreement evidencing the grant thereunder of such Assumed Option; provided, however, that (i) the number of LLC Shares purchasable upon exercise of such Assumed Option shall be equal to the number of shares of Corporation Common Stock that were purchasable under such Corporation Option immediately prior to the Effective Time and (ii) the per share exercise price under such Assumed Option shall be the per share exercise price under the Corporation Option to which the Assumed Option relates.

(b)           At the Effective Time, all Share Restrictions (as hereinafter defined), including all repurchase and forfeiture rights held by the Corporation, with respect to each share of Restricted Stock (as hereinafter defined) shall be and hereby are assigned to the LLC, and the LLC Shares issued upon the conversion of the shares of Restricted Stock in the Merger shall continue to be unvested and subject to the same Share Restrictions which applied to such shares of Restricted Stock immediately prior to the Effective Time. The LLC Certificates representing the LLC Shares issued upon the conversion of the shares of Restricted Stock shall accordingly be marked with appropriate legends noting such Share Restrictions. The Corporation shall take all actions necessary to ensure that, from and after the Effective Time, the LLC (or its assignee) shall be entitled to exercise the rights held by the Corporation immediately prior to the Effective Time with respect to all Share Restrictions. For purposes of this Agreement, (i) a share of “Restricted Stock” means each outstanding share of Corporation Common Stock issued under the Amended and Restated 2004 Stock Incentive Plan or otherwise which is subject to any Share Restrictions and (ii) “Share Restrictions” means all repurchase, cancellation, forfeiture, vesting and other conditions or restrictions applicable to a share of Restricted Stock.

2.3   Surrender of Certificates.

(a)           As of the Effective Time, the LLC shall deposit, or shall cause to be deposited, with American Sock Transfer & Trust Company, the transfer agent and registrar for the LLC Shares and the exchange agent for purposes of the Merger (the “Exchange Agent”), for the benefit of holders of Certificates, certificates representing LLC Shares (“LLC Certificates”), in an amount sufficient to effect the exchange of all Certificates for LLC Shares pursuant to Section 2.1(a). In addition, the LLC shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of holders of Certificates, as necessary from time to time after the Effective Time, any dividends or other distributions payable pursuant to Section 2.3(c).

(b)           As soon as reasonably practicable after the Effective Time, the LLC shall cause the Exchange Agent to mail to each holder of record of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate to the Exchange Agent and shall be in such form and have such other provisions as the Corporation may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for LLC Certificates. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Certificate so surrendered shall forthwith be cancelled, and the holder of such Certificate shall be entitled to receive in exchange therefor (A) an LLC Certificate representing the number of LLC Shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 2.1(a) and (B) the payment of any dividends and other distributions that such holder has the right to receive pursuant to Section 2.3(c). No interest shall be paid or accrued on any Merger consideration or on unpaid dividends and distributions payable to holders of Certificates. In the event of a surrender of a Certificate representing shares of Corporation Common Stock in exchange for an LLC Certificate representing LLC Shares in the name of a person other than the person in whose name such shares of Corporation Common Stock are registered, the LLC Certificate representing LLC Shares may be issued to such a transferee for such transferee if the Certificate representing such securities is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent or the Corporation to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid.

(c)           No dividends or other distributions declared by the LLC in respect of LLC Shares, the record date for which is at or after the Effective Time, shall be paid by the Exchange Agent to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, the Exchange Agent shall release to the holder an LLC Certificate representing LLC Shares issued in exchange therefor, without interest, (A) at the time of such surrender, the previously reserved amount equal to the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such LLC Shares that had been held by the Exchange Agent for the benefit of such holder, and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such LLC Shares with a record date after the Effective Time but with a payment date subsequent to surrender.

(d)           At and after the Effective Time, there shall be no transfers on the stock transfer books of the Corporation of shares of Corporation Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Corporation, they shall be canceled and exchanged for LLC Shares in book-entry form in accordance with the procedures set forth in this Article II.

(e)           No fractional LLC Shares shall be issued pursuant hereto.

(f)            Any former stockholders of the Corporation who have not complied with this Article II within one year after the Effective Time shall thereafter look only to the LLC for release of (A) their previously reserved LLC Shares deliverable in respect of each share of Corporation Common Stock such stockholder holds as determined pursuant to this Agreement and (B) dividends paid or other distributions on the LLC Shares for the benefit of such holders, without any interest thereon.

(g)           In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the LLC, the posting by such person of a bond in such reasonable amount as the LLC may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the LLC Certificate deliverable pursuant to this Agreement.

(h)           None of the Corporation, the LLC, the Merger Corp., the Exchange Agent or any other person shall be liable to any former stockholder of the Corporation for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

ARTICLE III

CONDITIONS

3.1   Conditions as to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, of the following conditions at or prior to the Closing Date:

(a)           This Agreement shall have been duly adopted by the requisite vote of the stockholders and holders of shares of the Corporation, the LLC and the Merger Corp., as applicable.

(b)           The Corporation shall have received from its special counsel, Hunton & Williams LLP, an opinion, in form and substance satisfactory to the Corporation, to the effect that (i) the Merger qualifies as a tax-deferred contribution of Corporation Common Stock to the LLC under Section 721 of the Code, (ii) the LLC will be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation, and (iii) the Corporation qualified to be taxed as a real estate investment trust (“REIT”) under the Code for its taxable years ended December 31, 2004 through December 31, 2006, and its current and proposed method of operations (taking into the account the consequences of the Merger and the Conversion Transaction) will enable the Corporation to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2007 and thereafter.

(c)           The Corporation shall have received from its special counsel, Hunton & Williams LLP, an opinion, in form and substance satisfactory to the Corporation, to the effect that, after the Merger, the LLC will not be required to register as an investment company under the Investment Company Act of 1940, as amended.

(d)           The limited liability company agreement of the LLC shall have been amended and restated in the form reasonably satisfactory to each of the parties hereto.

(e)           The directors and officers of the Corporation immediately before the Merger will be the directors and officers, respectively, of the LLC after the Merger.

(f)            The LLC Shares issuable to stockholders of the Corporation pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(g)           The Registration Statement on Form S-4 (the “Form S-4”) to be filed with the Securities and Exchange Commission by the LLC in connection with the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or the initiation of any proceeding seeking a stop order.

(h)           No order, injunction or decree has been issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Merger or any of the transactions related thereto, shall be in effect.

(i)            The Corporation and the LLC shall have received all governmental approvals and third party consents to the Merger and other transactions described in the Form S-4, except for consents as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Corporation, the LLC and their subsidiaries taken as a whole.

ARTICLE IV

TERMINATION

4.1   Termination of Agreement.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Corporation, by either (i) the mutual written consent of the Board of Directors of the Corporation, the Board of Directors of the LLC and the Board of Directors of the Merger Corp., or (ii) the Board of Directors of the Corporation in its sole discretion.

4.2   Effect of Termination and Abandonment.   In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article IV, this Agreement shall forthwith become null and void and have no effect and no party hereto (or any of its directors, members or officers) shall have any liability or further obligation to any other party to this Agreement.

ARTICLE V

GENERAL PROVISIONS

5.1   No Appraisal Rights.   The holders of shares of Corporation Common Stock are not entitled under applicable law to dissenters’ or appraisal rights as a result of the Merger or the Conversion Transaction.

5.2   Entire Agreement.   This Agreement, the Exhibits here to and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

5.3   Amendment.   This Agreement may be amended by the parties hereto at any time before or after approval of the Agreement by the stockholders of the Corporation, but after such stockholder approval, no amendment shall be made which by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

5.4   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

5.5   Counterparts.   This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

5.6   Headings.   Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

5.7   Incorporation.   All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

5.8   Severability.   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.9   Waiver of Conditions.   The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

5.10   No Third-Party Beneficiaries.   This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

KKR Financial Corp., a Maryland corporation

By:	/s/ DAVID A. NETJES
David A. Netjes

Its:	Chief Operating Officer

KKR Financial Holdings LLC, a Delaware limited liability company

By:	/s/ DAVID A. NETJES
David A. Netjes

Its:	Chief Operating Officer

KKR Financial Merger Corp., a Maryland corporation

By:	/s/ DAVID A. NETJES
David A. Netjes

Its:	Chief Operating Officer